Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@tivityhealth.com

TIVITY HEALTH COMMENTS ON UNITEDHEALTHCARE RELATIONSHIP
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AFFIRMS PRELIMINARY 2018 FINANCIAL GUIDANCE ISSUED OCTOBER 26, 2017

NASHVILLE, Tenn. (November 6, 2017) – Tivity Health, Inc. (NASDAQ: TVTY) today commented on the Company's relationship with UnitedHealth Group Inc. (NYSE: UNH) ("UnitedHealthcare") and reaffirmed the Company's 2018 preliminary financial guidance.

This morning, UnitedHealthcare issued press releases indicating that, beginning in 2018, it will provide its own new fitness benefit program in nine states for members enrolled in eligible UnitedHealthcare Medicare Advantage Plans. This program has been previously available in two states.

UnitedHealthcare will offer this program for Individual Medicare Advantage members in those 11 states and continue to offer the SilverSneakers® Fitness Program for their Group Medicare Advantage members in all 50 states. Today, SilverSneakers is available via UnitedHealthcare and other Medicare Advantage and Medicare Supplement plans to 14.8 million eligible members.

"We have an 18-year relationship with UnitedHealthcare offering our SilverSneakers Fitness Program to their Medicare Advantage members throughout the U.S.," said Donato Tramuto, Tivity Health's Chief Executive Officer. "In April of this year, we renewed our contract with UnitedHealthcare to provide the SilverSneakers Fitness Program through 2020. Every year, each of our healthcare plan clients determine in which counties and states they will offer supplemental benefits such as SilverSneakers. UnitedHealthcare's plans, along with all of our other ongoing conversations with our healthcare plan customers regarding their fitness benefit offerings, are fully reflected within our preliminary 2018 financial guidance set forth in our earnings call on October 26, 2017, for the quarter ended September 30, 2017. We highly value our relationship with UnitedHealthcare and believe strongly in the power of the SilverSneakers brand and the inherent value of our proprietary programming. In 2018, we expect the number of eligible members for SilverSneakers will grow to almost 16 million."
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TVTY Comments on UnitedHealthcare Relationship

November 6, 2017

Forward Looking Statement
This press release contains forward-looking statements, including statements regarding our expectations on the number of eligible members for SilverSneakers in future periods and our guidance and financial expectations for future periods. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company. Those forward-looking statements are based upon current expectations, are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are qualified by these cautionary statements and those contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tivity Health
Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 14.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers. Learn more at tivityhealth.com.

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